Exhibit 10.1

22 – 28 EAST BROADWAY

GARDNER, MASSACHUSETTS

LANDLORD:

EQUITY ASSETS, INC.

TENANT:

PRECISION OPTICS CORPORATION, INC.

LEASE SUMMARY

LANDLORD:	Equity Assets, Inc.

TENANT:	Precision Optics Corporation, Inc.

LOCATION:	22 - 28 East Broadway, Gardner, Massachusetts

PREMISES AREA:	12,292 Rentable Square Feet +/-

TERM:	1 Year

TERM COMMENCEMENT DATE:	July 1, 2026

TERM EXPIRATION DATE:	June 30, 2027

OPTION TERM:	2 One-Year Periods

PERMITTED USE:	The design, development and manufacturing of optical components and products for advanced medical, industrial, aerospace and military applications.

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RENT:

Rent Table

Monthly
Year	Rent

July 1, 2026 to December 31, 2026	$13,316.33
January 1, 2027, to December 31, 2027	$13,715.82
January 1, 2028, to December 31, 2028	$14,127.29
January 1, 2029, to June 30, 2029	$14,551.11

LIABILITY INSURANCE:	$1,000,000 bodily injury or death per occurrence

$500,000 property damage

PARKING:	No off-street parking provided.

SNOW REMOVAL:	Tenant’s responsibility.

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COMMERCIAL LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into on October 28, 2026, by and between Equity Assets, Inc., whose address is 59 West Main Street, Westminster, Massachusetts 01473 (hereinafter referred to as “Landlord”), and Precision Optics Corporation, Inc., whose address is 550 King Street, Bldg. A STE 100, Littleton, MA 01460 (hereinafter referred to as “Tenant”).

ARTICLE I - GRANT OF LEASE

Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed and observed by the Tenant, does hereby lease to the Tenant and the Tenant does hereby lease and take from the Landlord the property described and known as the entire building located at 22 East Broadway, Gardner, Massachusetts 01440, containing approximately 12,292 rentable square feet, together with, as part of the parcel, all improvements located thereon.

ARTICLE II - LEASE TERM

A.	Term of Lease. The term of this Lease shall begin on the Commencement Date, as defined in Section B of this Article II, and shall continue thereafter through that date which is one (1) year after the Commencement Date (the “Termination Date”); provided, however, that Landlord hereby grants to Tenant two (2) options to extend this Lease for periods of one (1) year each. Tenant must exercise each option to extend not later than six (6) months prior to the expiration of the then-current Term by notice in writing to Landlord.

B.	Commencement Date. The “Commencement Date” shall mean July 1, 2026.

ARTICLE III – EXTENSIONS

The parties hereto may elect to extend this Agreement upon such terms and conditions as may be agreed upon in writing and signed by the parties at the time of any such extension.

ARTICLE IV - DETERMINATION OF RENT

A.	Monthly Rent: The Tenant agrees to pay the Landlord and the Landlord agrees to accept, during the term hereof, at such place as the Landlord shall from time to time direct by notice to the Tenant, monthly rent set forth as follows:

1.	Payable in monthly installments on the first day of each calendar month, the monthly rent for the initial six (6) month period of this Agreement shall be thirteen dollars ($13.00) per rentable square foot or thirteen thousand three hundred sixteen dollars and thirty-three cents ($13,316.33) per month;

2.	Following this initial six (6) month period and for the remainder of this Agreement’s initial one (1) year period, rent shall be thirteen thousand seven hundred fifteen dollars and eighty-two cents ($13,715.82) per month. Thereafter, rent shall increase at the rate of three percent (3.0%) per annum.

3.	Should Tenant decide to exercise one or both of the renewal options set out in Article II. A. above, each time providing Landlord with one hundred eighty (180) days prior written notice of its intent to exercise.

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B.	Late Fee. A late fee in the amount of five percent (5%) of the monthly rent shall be assessed if payment is not postmarked or received by Landlord on or before the tenth (10th) day of each month.

ARTICLE V - TAXES

A.	Personal Property Taxes. During the continuance of this lease Tenant shall be liable for all taxes levied against any leasehold interest of the Tenant and personal property and trade fixtures owned or placed by the Tenant in the Leased Premises.

B.	Real Estate Taxes. During the continuance of this lease Landlord shall be liable for any and all real estate taxes and assessments against the Leased Property.

ARTICLE VI - CONSTRUCTION AND COMPLETION

A.	Improvements by Tenant. Tenant may have prepared plans and specifications for the construction of improvements, and, if so, such plans and specifications are attached hereto as Exhibit “A” and incorporated herein by reference. Tenant shall obtain all certificates, permits, licenses and other authorizations of governmental bodies or authorities which are necessary to permit the construction of the improvements on the demised premises and shall keep the same in full force and effect at Tenant’s cost.

Tenant shall negotiate, let and supervise all contracts for the furnishing of services, labor, and materials for the construction of the improvements on the demised premises at its cost. All such contracts shall require the contracting party to guarantee performance and all workmanship and materials installed by it for a period of one year following the date of completion of construction. Tenant shall cause all contracts to be fully and completely performed in a good and workmanlike manner, all to the effect that the improvements shall be fully and completely constructed and installed in accordance with good engineering and construction practice.

During the course of construction, Tenant shall, at its cost, keep in full force and effect a policy of builder’s risk and liability insurance in a sum equal, from time to time, to three times the amount expended for construction of the improvements. All risk of loss or damage to the improvements during the course of construction shall be on Tenant with the proceeds from insurance thereon payable to Landlord.

Upon completion of construction, Tenant shall, at its cost, obtain all permits and licenses necessary for the occupancy of the improvements and the operation of the same as set out herein and shall keep the same in force.

Nothing herein shall alter the intent of the parties that Tenant shall be fully and completely responsible for all aspects pertaining to the construction of the improvements of the demised premises and for the payment of all costs associated therewith. Landlord shall be under no duty to investigate or verify Tenant’s compliance with the provisions herein. Moreover, neither Tenant nor any third party may construe the permission granted Tenant hereunder to create any responsibility on the part of the Landlord to pay for any improvements, alterations or repairs occasioned by the Tenant. The Tenant shall keep the property free and clear of all liens. However, should the Tenant fail to do so, the Tenant shall indemnify and hold the Landlord harmless for all costs and expenses, including attorneys’ fees, occasioned by the Landlord in having said lien removed from the property and, such costs and expenses shall be billed to the Tenant monthly and shall be payable by the Tenant with that month’s regular monthly rental as additional reimbursable expenses to the Landlord by the Tenant.

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B.	Utilities. Tenant shall pay for all water, sanitation, sewer, electricity, light, heat, gas, power, fuel, janitorial, trash removals, HVAC during normal business hours, and other services incident to Tenant’s use of the Leased Premises, whether or not the cost thereof be a charge or imposition against the Leased Premises.

ARTICLE VII - OBLIGATIONS FOR REPAIRS

A.	Landlord’s Repairs. Subject to any provisions herein to the contrary, and except for maintenance or replacement necessitated as the result of the act or omission of any and all subtenants, licensees or contractors, the Landlord shall be required to repair only defects, deficiencies, deviations or failures of materials or workmanship in the building. Specifically, the Landlord agrees to maintain the structure, roof, foundation, exterior walls, plate glass and mechanical systems (exclusive of the Leased Premises’ HVAC systems) of the building and premises in the same condition as they are on the Commencement Date or as they may be put in during the term of the lease, reasonable wear and tear, damage by fire or other casualty only excepted.

B.	Tenant’s Repairs. The Tenant shall repair and maintain the Leased Premises in good order and condition, except for reasonable wear and tear, the repairs required of Landlord pursuant hereto, and maintenance or replacement necessitated as the result of the act or omission or negligence of the Landlord, its employees, agents, or contractors. Specifically, Tenant agrees to perform routine and ordinary repairs to maintain the

Leased Premises in substantially the same condition as existed on the Commencement Date, damage by fire and other casualty and reasonable wear and tear only excepted. Tenant’s maintenance of the Leased Premises shall include, without limitation, replacement of light bulbs, periodic inspection of sprinkler systems, inspection, repair and replacement of humidification and dehumidification systems, including HVAC systems, paint and carpeting and any and all facilities and utilities installed by the Tenant such as telephone and computer systems, cables and wires and any and all other equipment and fixtures used in the operation of the Tenant’s business.

C.	Tenant’s Alterations. The Tenant shall have the right, at its sole expense, from time to time, to refurbish the Leased Premises and to make such non-structural alterations and changes in such parts thereof as the Tenant shall deem expedient or necessary for its purposes; provided, however, that such alterations and changes shall neither impair the structural soundness nor diminish the value of the Leased Premises. The Tenant may make structural alterations and additions to the Leased Premises provided that Tenant has first obtained the consent thereto of the Landlord in writing. The Landlord agrees that it shall not withhold such consent unreasonably. The Landlord shall execute and deliver upon the request of the Tenant such instrument or instruments embodying the approval of the Landlord which may be required by the public or quasi-public authority for the purpose of obtaining any licenses or permits for the making of such alterations, changes and/or installations in, to or upon the Leased Premises and the Tenant agrees to pay for such licenses or permits.

D.	Permits and Expenses. Each party agrees that it will procure all necessary permits for its making any repairs, alterations, refurbishments or other improvements for installations, when applicable. Each Party hereto shall give written notice to the other party of any repairs required of the other pursuant to the provisions of this Article VII and the party responsible for said repairs agrees promptly to commence such repairs and to pursue the same to completion diligently, subject, however, to the delays occasioned by events beyond the control of such party.

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Each party agrees to pay promptly when due the entire cost of any work done by it upon the Leased Premises so that the Leased Premises at all times shall be free of liens for labor and materials. Each party further agrees to hold harmless and indemnify the other party from and against any and all injury, loss, claims or damage to any person or property occasioned by or arising out of the doing of any such work by such party or its employees, agents or contractors. Each party further agrees that in doing such work that it will employ materials of good quality and comply with all governmental requirements and perform such work in a good and workmanlike manner.

E.	Requirements of the Law. The Tenant agrees that if any federal, state or municipal government or any department or division thereof shall condemn the Leased Premises or any part thereof as not in conformity with the laws and regulations relating to the construction thereof as of the Commencement Date with respect to conditions latent or otherwise which existed on the Commencement Date, or, with respect to items which are the Landlord’s duty to repair pursuant to Sections A of this Article VII and such federal, state or municipal government or any other department or division thereof, has ordered or required, or shall hereafter order or require, any alterations or repairs thereof or installations and repairs as may be necessary to comply with such laws, orders or requirements (the validity of which the Tenant shall be entitled to contest) and if by reason of such laws, orders or the work done by the Landlord in connection therewith, the Tenant is deprived of the use of the Leased Premises, the rent shall be abated or adjusted, as the case may be, in proportion to that time during which, and to that portion of the Leased Premises of which, the Tenant shall be deprived as a result thereof, and the Landlord shall be obligated to make such repairs, alterations or modifications at Landlord’s expense.

All such rebuilding, altering, installing and repairing shall be done in accordance with Plans and Specifications approved by the Landlord, which approval shall not be unreasonably withheld. If, however, such condemnation, law, order or requirement, as set forth in this Article VII, shall be with respect to an item which shall be the Tenant’s obligation to repair pursuant to Section B of this Article VII or with respect to Tenant’s own costs and expenses, no abatement or adjustment of rent shall be granted; provided, however, that Tenant shall also be entitled to contest the validity thereof.

ARTICLE VIII - TENANT’S COVENANTS

A.	Tenant’s Covenants. Tenant covenants and agrees as follows:

1.	To procure any licenses and permits required for any use made of the Leased Premises by Tenant, and upon the expiration or termination of this Lease, to remove its goods and effects and those of all persons claiming under it, and to yield up peaceably to Landlord the Leased Premises in good order, repair and condition in all respects; excepting only reasonable wear and tear;

2.	To permit Landlord and its agents to examine the Leased Premises at reasonable times and to show the Leased Premises to prospective purchasers and tenants of the Building and to provide Landlord, if not already available, with a set of keys for the purpose of said examination, provided that Landlord shall not thereby unreasonably interfere with the conduct of Tenant’s business;

3.	To permit Landlord to enter the Leased Premises to inspect such repairs, improvements, alterations, refurbishments or additions thereto as may be required under the provisions of this Lease.

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ARTICLE IX - INDEMNITY BY TENANT

The Tenant shall hold Landlord harmless and indemnify Landlord from all injury, loss, claims or damage to any person or property while on the Leased Premises, unless caused by the willful acts or omissions or gross negligence of Landlord, its employees, agents, licensees or contractors. Tenant shall maintain with respect to the Leased Premises, public liability insurance with limits of not less than one million dollars ($1,000,000) for injury or death from one accident and five hundred thousand dollars ($500,000) property damage insurance, insuring Landlord and Tenant against injury to persons or damage to property on or about the Leased Premises. A copy of the policy or a certificate of insurance shall be delivered to Landlord on or before the Commencement Date and no such policy shall be cancellable without ten (10) days prior written notice to Landlord.

ARTICLE X - USE OF PROPERTY BY TENANT

The Leased Premises may be occupied and used by Tenant exclusively for the design, development and manufacturing of optical components and products for advanced medical, industrial, and military applications. Nothing herein shall give Tenant the right to use the property for any other purpose or to sublease, assign, or license the use of the property to any subtenant, assignee, or licensee, which or who shall use the property for any other use.

ARTICLE XI – SIGNAGE

Tenant shall have the right, at its sole risk and expense and in conformity with applicable laws and ordinances, to erect and thereafter, to repair or replace if it shall so elect, exterior and interior signs on any portion of the Leased Premises, providing that Tenant shall remove any such signs upon termination of this lease, and repair all damage to the Leased Premises occasioned thereby.

ARTICLE XII – INSURANCE

A.	Insurance Proceeds. In the event of any damage to, or destruction of, the Leased Premises, Tenant shall adjust the loss and settle all claims with the insurance companies issuing such policies. The parties hereto do irrevocably assign the proceeds from such insurance policies for the purposes hereinafter stated to any institutional first mortgagee or to Landlord and Tenant jointly, if no institutional first mortgagee then holds an interest in the Leased Premises. All proceeds of said insurance shall be paid into a trust fund under the control of any institutional first mortgagee, or of Landlord and Tenant if no institutional first mortgagee then holds an interest in the Leased Premises, for repair, restoration, rebuilding or replacement, or any combination thereof, of the Leased Premises or of the improvements in the Leased Premises. In case of such damage or destruction, Landlord shall be entitled to make withdrawals from such trust fund, from time to time, upon presentation of:

1.	Bills for labor and materials expended in repair, restoration, rebuilding or replacement, or any combination thereof;

2.	Landlord’s sworn statement that such labor and materials for which payment is being made have been furnished or delivered on site; and

3.	The certificate of a supervising architect (selected by Landlord and Tenant and approved by an institutional first mortgagee, if any, whose fees will be paid out of said insurance proceeds) certifying that the work being paid for has been completed in accordance with the Plans and Specifications previously approved by Landlord, Tenant and any institutional first mortgagee, in a first class and workmanlike manner and in accordance with all pertinent governmental requirements.

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Any insurance proceeds in excess of such proceeds as shall be necessary for such repair, restoration, rebuilding, replacement or any combination thereof shall be the sole property of Landlord subject to any rights therein of Landlord’s mortgagee, and if the proceeds necessary for such repair, restoration, rebuilding or replacement, or any combination thereof shall be inadequate to pay the cost thereof, Tenant shall suffer the deficiency.

B.	Subrogation. Landlord and Tenant hereby release each other, to the extent of the insurance coverage provided hereunder, from any and all liability or responsibility (to the other or anyone claiming through or under the other by way of subrogation or otherwise) for any loss to or damage of property covered by the fire and extended coverage insurance policies insuring the Leased Premises and any of Tenant’s property, even if such loss or damage shall have been caused by the fault or negligence of the other party.

ARTICLE XIII - DAMAGE TO DEMISED PREMISES

A.	Abatement or Adjustment of Rent. If the whole or any part of the Leased Premises shall be damaged or destroyed by fire or other casualty after the execution of this Lease and before the termination hereof, then in every case the rent reserved in Article IV herein and other charges, if any, shall be abated or adjusted, as the case may be, in proportion to that portion of the Leased Premises of which Tenant shall be deprived on account of such damage or destruction and the work of repair, restoration, rebuilding, or replacement or any combination thereof, of the improvements so damaged or destroyed, shall in no way be construed by any person to effect any reduction of sums or proceeds payable under any rent insurance policy.

B.	Repairs and Restoration. Landlord agrees that in the event of the damage or destruction of the Leased Premises, Landlord forthwith shall proceed to repair, restore, replace or rebuild the Leased Premises (excluding Tenant’s leasehold improvements), to substantially the condition in which the same were constituted immediately prior to such damage or destruction. The Landlord thereafter shall diligently pursue said work to completion without delay or interruption except for events beyond the reasonable control of Landlord. Notwithstanding the foregoing, if Landlord does not either obtain a building permit within ninety (90) days of the date of such damage or destruction, or complete such repairs, rebuilding or restoration and comply with conditions (1), (2) and (3) in Section A of Article XII within nine (9) months of such damage or destruction, then Tenant may at any time thereafter cancel and terminate this Lease by sending ninety (90) days written notice thereof to Landlord, or in the alternative, Tenant may during said ninety (90) day period, apply for the same and Landlord shall cooperate with Tenant in Tenant’s application. Notwithstanding the foregoing, if such damage or destruction shall occur during the last year of the term of this Lease, or during any renewal term, and shall amount to twenty-five percent (25%) or more of the replacement cost, (exclusive of the land and foundations), this Lease, except as hereinafter provided in Section C of Article XIV, may be terminated at the election of either Landlord or Tenant, provided that notice of such election shall be sent by the party so electing to the other within thirty (30) days after the occurrence of such damage or destruction. Upon termination, as aforesaid by either party hereto, this Lease and the term thereof shall cease and come to an end, any unearned rent or other charges paid in advance by Tenant shall be refunded to Tenant, and the parties shall be released hereunder, each to the other, from all liability and obligations hereunder thereafter arising.

ARTICLE XIV – CONDEMNATION

A.	Total Taking. If, after the execution of this Lease and prior to the expiration of the term hereof, the whole of the Leased Premises shall be taken under power of eminent domain by any public or private authority, or conveyed by Landlord to said authority in lieu of such taking, then this Lease and the term hereof shall cease and terminate as of the date when possession of the Leased Premises shall be taken by the taking authority and any unearned rent or other charges, if any, paid in advance, shall be refunded to Tenant.

B.	Partial Taking. If, after the execution of this Lease and prior to the expiration of the term hereof, any public or private authority shall, under the power of eminent domain, take, or Landlord shall convey to said authority in lieu of such taking, property which results in a reduction by fifteen percent (15%) or more of the area in the Leased Premises, or of a portion of the Leased Premises that substantially interrupts or substantially obstructs the conducting of business on the Leased Premises; then Tenant may, at its election, terminate this Lease by giving Landlord notice of the exercise of Tenant’s election within thirty (30) days after Tenant shall receive notice of such taking. In the event of termination by Tenant under the provisions of Section A of this Article XIV, this Lease and the term hereof shall cease and terminate as of the date when possession shall be taken by the appropriate authority of that portion of the Leased Premises that results in one of the above takings, and any unearned rent or other charges, if any, paid in advance by Tenant shall be refunded to Tenant.

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C.	Restoration. In the event of a taking in respect of which Tenant shall not have the right to elect to terminate this Lease or, having such right, shall not elect to terminate this Lease, this Lease and the term thereof shall continue in full force and effect and Landlord, at Landlord’s sole cost and expense, forthwith shall restore the remaining portions of the Leased Premises, including any and all improvements made theretofore to an architectural whole in substantially the same condition that the same were in prior to such taking. A just proportion of the rent reserved herein and any other charges payable by Tenant hereunder, according to the nature and extent of the injury to the Leased Premises and to Tenant’s business, shall be suspended or abated until the completion of such restoration and thereafter the rent and any other charges shall be reduced in proportion to the square footage of the Leased Premises remaining after such taking.

D.	The Award. All compensation awarded for any taking, whether for the whole or a portion of the Leased Premises, shall be the sole property of the Landlord whether such compensation shall be awarded for diminution in the value of, or loss of, the leasehold or for diminution in the value of, or loss of, the fee in the Leased Premises, or otherwise. The Tenant hereby assigns to Landlord all of Tenant’s right and title to and interest in any and all such compensation. However, the Landlord shall not be entitled to, and Tenant shall have the sole right, to make its independent claim for and retain any portion of any award made by the appropriating authority directly to Tenant for loss of business, or damage to or depreciation of, and cost of removal of fixtures, personally and improvements installed in the Leased Premises by, or at the expense of Tenant, and to any other award made by the appropriating authority directly to Tenant.

E.	Release. In the event of any termination of this Lease as the result of the provisions of this Article XIV, the parties, effective as of such termination, shall be released, each to the other, from all liability and obligations thereafter arising under this lease.

ARTICLE XV – DEFAULT

A.	Landlord’s Remedies. In the event that:

1.	Should Tenant on two (2) or more occasions be in default in the payment of rent or other charges herein required to be paid by Tenant (default herein being defined as payment received by Landlord ten (10) or more days subsequent to the due date), regardless of whether or not such default has occurred on consecutive or non-consecutive months; or

2.	Tenant has caused a lien to be filed against the Landlord’s property and said lien is not removed within thirty (30) days of its being recorded; or

3.	Tenant shall default in the observance or performance of any of the covenants and agreements required to be performed and observed by Tenant hereunder for a period of thirty (30) days after notice to Tenant in writing of such default (or if such default shall reasonably take more than thirty (30) days to cure, Tenant shall not have commenced the same within the thirty (30) days and diligently pursued the same to completion); or

4.	Sixty (60) days have elapsed after the commencement of any proceeding by or against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or future Federal Bankruptcy Act or any other present or future applicable federal, state or other statute or law, whereby such proceeding shall not have been dismissed (provided, however, that the non-dismissal of any such proceeding shall not be a default hereunder so long as all of Tenant’s covenants and obligations hereunder are being performed by or on behalf of Tenant); then Landlord shall be entitled to its election (unless Tenant shall cure such default prior to such election), to exercise concurrently or successively, any one or more of the following rights:

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a.	Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination, with the same force and effect as though the date so specified were the date herein originally fixed as the termination date of the term of this Lease, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate, and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Premises to Landlord on the date specified in such notice; or

b.	Without terminating this Lease, declare immediately due and payable all rent, taxes, and other amounts due and coming due under this Lease for the entire remaining term hereof, together with all other amounts previously due, at once; provided, however, that such payment shall not be deemed a penalty or liquidated damages but shall merely constitute payment in advance of rent for the remainder of said term. Upon making such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, Tenants, and subtenants on account of said Premises during the term of this Lease, provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to the preceding sentence less all costs, expenses and attorneys’ fees of Landlord incurred in connection with the reletting of the Premises; or

c.	Without terminating this Lease, and with or without notice to Tenant, Landlord may in its own name but as agent for Tenant enter into and upon and take possession of the Premises or any part thereof, and, at Landlord’s option, remove persons and property therefrom, and such property, if any, may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of Tenant, all without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, and Landlord may rent the Premises or any portion thereof as the agent of Tenant with or without advertisement, and by private negotiations and for any term upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Premises. Landlord shall in no way be responsible or liable for any rental concessions or any failure to rent the Premises or any part thereof, or for any failure to collect any rent due upon such reletting. Upon such reletting, all rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than any rent due hereunder) from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees and attorneys’ fees and costs of alterations and repairs; third, to the payment of rent and other charges then due and unpaid hereunder; and the residue, if any shall be held by Landlord to the extent of and for application in payment of future rent as the same may become due and payable hereunder. In reletting the Premises as aforesaid, Landlord may grant rent concessions and Tenant shall not be credited therefor. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall, at Landlord’s option, be calculated and paid monthly. No such reletting shall be construed as an election by Landlord to terminate this Lease unless a written notice of such election has been given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

d.	Without liability to Tenant or any other party and without constituting a constructive or actual eviction, suspend or discontinue furnishing or rendering to Tenant any property, material, labor, utilities or other service, whether Landlord is obligated to furnish or render the same, so long as Tenant is in default under this Lease; or

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e.	Allow the Premises to remain unoccupied and collect rent from Tenant as it comes due; or

f.	Pursue any and all such other remedies as are available at law or equity.

5.	Landlord’s pursuit of any remedy or remedies, including without limitation, any one or more of the remedies stated herein shall not: (1) constitute an election of remedies or preclude pursuit of any other remedy or remedies provided in this Lease or any other remedy or remedies provided by law or in equity, separately or concurrently or in any combination, or (2) serve as the basis for any claim of constructive eviction, or allow Tenant to withhold any payments under this Lease.

B.	Landlord’s Self Help. If in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed by Tenant and Tenant shall not cure such default within thirty (30) days after notice from Landlord specifying the default (or if such default shall reasonably take more than thirty (30) days to cure, shall diligently pursue the same to completion), Landlord may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Tenant, and any amount paid or contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant and Tenant agrees to reimburse Landlord therefor and save Landlord harmless therefrom. Provided however, that Landlord may cure any such default as aforesaid prior to the expiration of said waiting period, without notice to Tenant if any emergency situation exists, or after notice to Tenant, if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the Leased Premises or Landlord’s interest therein, or to prevent injury or damage to persons or property. If Tenant shall fail to reimburse Landlord upon demand for any amount paid for the account of Tenant hereunder, said amount shall be added to and become due as a part of the next payment of rent due and shall for all purposes be deemed and treated as rent hereunder.

C.	Tenant’s Self Help. If Landlord shall default in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed, and if Landlord shall not cure such default within thirty (30) days after notice from Tenant specifying the default (or, if such default shall reasonably take more than thirty (30) days to cure, and Landlord shall not have commenced the same within the thirty (30) days and diligently pursue the same to completion), Tenant may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Landlord and any amount paid or any contractual liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord and Landlord shall reimburse Tenant therefor and save Tenant harmless therefrom. Provided, however, that Tenant may cure any such default as aforesaid prior to the expiration of said waiting period, without notice to Landlord if an emergency situation exists, or after notice to Landlord, if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the Leased Premises or Tenant’s interest therein or to prevent injury or damage to persons or property. If Landlord shall fail to reimburse Tenant upon demand for any amount paid or liability incurred for the account of Landlord hereunder, said amount or liability may be deducted by Tenant from the next or any succeeding payments of rent due hereunder; provided, however, that should said amount or the liability therefor be disputed by Landlord, Landlord may contest its liability or the amount thereof, through arbitration or through a declaratory judgment action and Landlord shall bear the cost of the filing fees therefor.

ARTICLE XVI – TITLE

A.	Subordination. Tenant shall, upon the request of Landlord in writing, subordinate this Lease to the lien of any present or future institutional mortgage upon the Leased Premises irrespective of the time of execution or the time of recording of any such mortgage.

B.	Quiet Enjoyment. Landlord covenants and agrees that upon Tenant paying the rent and observing and performing all of the terms, covenants and conditions on Tenant’s part to be observed and performed hereunder, that Tenant may peaceably and quietly have, hold, occupy and enjoy the Leased Premises in accordance with the terms of this Lease without hindrance or molestation from Landlord or any persons lawfully claiming through Landlord.

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C.	Zoning and Good Title. Landlord warrants and represents, upon which warranty and representation Tenant has relied in the execution of this Lease, that Landlord is the owner of the Leased Premises, in fee simple absolute, free and clear of all encumbrances, except for the easements, covenants and restrictions of record as of the date of this Lease. Such exceptions shall not impede or interfere with the quiet use and enjoyment of the Leased Premises by Tenant. Landlord further warrants and covenants that this Lease is and shall be a first lien on the Leased Premises, subject only to any Mortgage to which this Lease is subordinate or may become subordinate pursuant to an agreement executed by Tenant, and to such encumbrances as shall be caused by the acts or omissions of Tenant; that Landlord has full right and lawful authority to execute this Lease for the term, in the manner, and upon the conditions and provisions herein contained; that there is no legal impediment to the use of the Leased Premises as set out herein; that the Leased Premises are not subject to any easements, restrictions, zoning ordinances or similar governmental regulations which prevent their use as set out herein; that the Leased Premises presently are zoned for the use contemplated herein and throughout the term of this lease may continue to be so used therefor by virtue of said zoning, under the doctrine of “non-conforming use”, or valid and binding decision of appropriate authority, except, however, that said representation and warranty by Landlord shall not be applicable in the event that Tenant’s act or omission shall invalidate the application of said zoning, the doctrine of “non-conforming use” or the valid and binding decision of the appropriate authority.

ARTICLE XVII – EXTENSIONS, WAIVERS and DISPUTES

A.	Extension Period. Any extension hereof shall be subject to the provisions of Article III hereof.

B.	Holding Over. In the event that Tenant or anyone claiming under Tenant shall continue occupancy of the Leased Premises after the expiration of the term of this Lease or any renewal or extension thereof without any agreement in writing between Landlord and Tenant with respect thereto, such occupancy shall not be deemed to extend or renew the term of the Lease, but such occupancy shall continue as a tenancy at will, from month to month, upon the covenants, provisions and conditions herein contained. The rental shall be the rental in effect during the term of this Lease as extended or renewed, prorated and payable for the period of such occupancy.

C.	Waivers. Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by either party at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action by either party shall require the consent or approval of the other party, the other party’s consent to or approval of such action on any single occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. Any and all rights and remedies which either party may have under this Lease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other, and no one of them, whether exercised by said party or not, shall be deemed to be an exclusion of any other; and any two or more or all of such rights and remedies may be exercised at the same time.

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D.	Disputes. It is agreed that, if at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of the said party to institute suit for the recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease. If at any time a dispute shall arise between the parties hereto as to any work to be performed by either of them under the provisions hereof, the party against whom the obligation to perform the work is asserted may perform such work and pay the costs thereof “under protest” and the performance of such work shall in no event be regarded as a voluntary performance and shall survive the right on the part of the said party to institute suit for the recovery of the costs of such work. If it shall be adjudged that there was no legal obligation on the part of the said party to perform the same or any part thereof, said party shall be entitled to recover the costs of such work or the cost of so much thereof as said party was not legally required to perform under the provisions of this Lease and the amount so paid by Tenant may be withheld or deducted by Tenant from any rents herein reserved.

E.	Tenant’s Right to Cure Landlord’s Default. In the event that Landlord shall fail, refuse or neglect to pay any mortgages, liens or encumbrances, the judicial sale of which might affect the interest of Tenant hereunder, or shall fail, refuse or neglect to pay any interest due or payable on any such mortgage, lien or encumbrance, Tenant may pay said mortgages, liens or encumbrances, or interest or perform said conditions and charge to Landlord the amount so paid and withhold and deduct from any rents herein reserved such amounts so paid, and any excess over and above the amounts of said rents shall be paid by Landlord to Tenant.

F.	Notices. All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified mail, return receipt requested, postage prepaid, and any such notice or other communication shall be deemed to have been given when received by the party to whom such notice or other communication shall be addressed. If intended for Landlord the same will be mailed to the address herein above set forth or such other address as Landlord may hereafter designate by notice to Tenant, and if intended for Tenant, the same shall be mailed to Tenant at the address herein above set forth, or such other address or addresses as Tenant may hereafter designate by notice to Landlord.

ARTICLE XVIII - PROPERTY DAMAGE

A.	Loss and Damage. Notwithstanding any contrary provisions of this Lease, Landlord shall not be responsible for any loss of or damage to property of Tenant or of others located on the Leased Premises, except where caused by the willful act or omission or negligence of Landlord or Landlord’s agents, employees or contractors, provided, however, that if Tenant shall notify Landlord in writing of repairs which are the responsibility of Landlord under Article VI hereof, and Landlord shall fail to commence and diligently pursue to completion said repairs promptly after such notice, and if after the giving of such notice and the occurrence of such failure, loss of or damage to Tenant’s property shall result from the condition as to which Landlord has been notified, Landlord shall indemnify and hold harmless Tenant from any loss, cost or expense arising therefrom.

B.	Force Majeure. In the event that Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act other than Tenant’s obligation to make payments of rent, additional rent, and other charges required hereunder, by reason of strikes, lockouts, unavailability of materials, failure of power, restrictive governmental laws or regulations, riots, insurrections, the act, failure to act, or default of the other party, war or other reason beyond its control, then performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, lack of funds shall not be deemed to be a cause beyond control of either party.

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ARTICLE XIX – ENVIRONMENTAL HAZARDS

Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Leased Premises, or any other portion of the building nor exacerbate any existing condition at the Leased Premises or other portions of the building. As used herein, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials.

ARTICLE XX - MISCELLANEOUS

A.	Assignment and Subletting. Under the terms and conditions hereunder, Tenant shall not have the right to transfer and/or assign this lease or to sublet all or any portion of the Leased Premises.

B.	Early Termination. Tenant may, upon sixty (60) days’ written notice to Landlord, terminate this lease provided that the Tenant pays a termination charge equal to fifty percent (50%) of the rent remaining hereunder, following expiration of this sixty (60) day written notice period, as set out in the Rent Table found in the Lease Summary section of this Agreement or any subsequent Rent Table as may be in existence following Tenant’s having exercised an option as set out in Article II hereof. Termination will be effective as of the last day of the calendar month following the end of the sixty (60) day written notice period. The termination charge will be in addition to any and all rents due up to the termination day.

C.	Fixtures. All personal property, furnishings and equipment presently and all other trade fixtures installed in or hereafter by or at the expense of Tenant and all additions and/or improvements, exclusive of structural, mechanical, electrical, and plumbing, affixed to the Leased Premises and used in the operation of the Tenant’s business made to, in or on the Leased Premises by and at the expense of Tenant and susceptible of being removed from the Leased Premises without damage, unless such damage be repaired by Tenant, shall remain the property of Tenant and Tenant may, but shall not be obligated to, remove the same or any part thereof at any time or times during the term hereof, provided that Tenant, at its sole cost and expense, shall make any repairs occasioned by such removal.

C.	Parking. No off-street automobile parking will be provided to Tenant by Landlord.

D.	Snow Removal. Tenant is solely responsible for any and all needed snow removal for the Leased Premises’ driveways and sidewalks.

E.	Estoppel Certificates. At any time and from time to time, Landlord and Tenant each agree, upon request in writing from the other, to execute, acknowledge and deliver to the other or to any person designated by the other a statement in writing certifying that the Lease is unmodified and is in full force and effect, or if there have been modifications, that the same is in full force and effect as modified (stating the modifications), that the other party is not in default in the performance of its covenants hereunder, or if there have been such defaults, specifying the same, and the dates to which the rent and other charges have been paid.

F.	Invalidity of Particular Provision. If any term or provision of this Lease or the application hereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

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G.	No Other Agreements. No other agreements or representations have been made by either party except as expressly contained in this lease. The submission of this document for examination and negotiation does not constitute and offer to lease or a reservation or an option for the Leased Premises, and the document shall become effective and binding only upon the execution and delivery hereof by both the Landlord and the Tenant.

H.	Captions and Definitions of Parties. The captions of the Sections of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease. The word “Landlord” and the pronouns referring thereto, shall mean, where the context so admits or requires, the persons, firm or corporation named herein as Landlord or the mortgagee in possession at any time, of the land and building comprising the Leased Premises. If there is more than one Landlord, the covenants of Landlord shall be the joint and several obligations of each of them, and if Landlord is a partnership, the covenants of Landlord shall be the joint and several obligations of each of the partners and the obligations of the firm. Any pronoun shall be read in the singular or plural and in such gender as the context may require. Except as in this Lease otherwise provided, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing contained herein shall be deemed or construed by the parties hereto nor by any third party as creating the relationship of principal and agent or of partnership or of a joint venture between the parties hereto, it being understood and agreed that neither any provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

I.	Brokerage. No party has acted as, by or through a broker in the effectuation of this Agreement, except as set out hereinafter.

J.	Entire Agreement. This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force and effect. This Lease shall not be modified in any way except by a writing executed by both parties.

K.	Governing Law. All matters pertaining to this agreement (including its interpretation, application, validity, performance and breach) in whatever jurisdiction action may be brought, shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Worcester County, Commonwealth of Massachusetts. In the event that litigation results from, or arises out of, this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorneys’ fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

L.	Contractual Procedures. Unless specifically disallowed by law, should litigation arise hereunder, service of process therefor may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

M.	Extraordinary remedies. To the extent cognizable at law, the parties hereto, in the event of breach and in addition to any and all other remedies available thereto, may obtain injunctive relief, regardless of whether the injured party can demonstrate that no adequate remedy exists at law.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written or have caused this Lease to be executed by their respective officers thereunto duly authorized.

Landlord:	Equity Assets, Inc.

By:	David Womble

Signature:	/s/ David Womble

Tenant:	Precision Optics Corporation, Inc.

By:	Wayne Coll

Signature:	/s/ Wayne Coll

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Exhibit A

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